Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2024 RESULTS; PROVIDES FISCAL 2025 OUTLOOK

●	Net Sales of $3.10 Billion for Fiscal Year 2024 Compared to $3.23 Billion Last Year
●	Net Income Per Diluted Share of $3.75 for Fiscal Year 2024 Compared to a Net Loss of $(2.79) Per Share Last Year and Meets Guidance
●	Non-GAAP Net Income Per Diluted Share of $4.04 for Fiscal Year 2024 Compared to $2.85 Last Year and Exceeds Guidance
●	Ended Fiscal Year 2024 in a Net Cash Position of $90.0 Million With Over $1.00 Billion in Liquidity
●	Inventories Decreased 27% Compared to Last Year

New York, New York – March 14, 2024 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today reported results for the fourth quarter and full fiscal year ended January 31, 2024.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “This year was important for G-III as we began to execute on our path for the future, while delivering strong profitability. We delivered strong growth with DKNY, Karl Lagerfeld and Vilebrequin, increasing penetration of our higher margin, owned brands to 47% of fiscal 2024 net sales, up from 40% last year. Our diverse business model and disciplined operating approach has allowed us to further strengthen our credit profile as we ended the year in a net cash position, with over a billion dollars in liquidity. We began to implement our new growth initiatives with the successful launch of our Donna Karan brand and the development of three new additions to our portfolio, Nautica, Halston and Champion outerwear, all of which we have recently brought to market with first deliveries in fiscal 2025.”

Mr. Goldfarb concluded, “Looking ahead, we are optimistic about fiscal year 2025, with the launches of our new initiatives and the continued organic growth of our owned brands. As we build new brands, we will invest in high-impact global marketing to support our brands and their launches, as well as in talent and technology to enhance our operational capabilities. We have the financial flexibility to invest in our growth, and in our new initiatives as well as to explore strategic opportunities. I am confident in our path forward and in our ability to deliver long-term growth.”

Results of Operations

Fourth Quarter Fiscal 2024

Net sales for the fourth quarter ended January 31, 2024 decreased 10.5% to $764.8 million from $854.4 million in the prior year’s quarter. Net income for the fourth quarter was $28.9 million, or $0.61 per diluted share, compared to a net loss of $(261.1) million, or $(5.54) per share, in the prior year’s quarter. Last year’s fourth quarter included a $291.5 million non-cash goodwill impairment charge, net of tax, or $6.19 per share.

Non-GAAP net income per diluted share was $0.76 for the fourth quarter compared to $0.41 in the same period last year. Non-GAAP net income per diluted share excludes (i) asset impairments of $6.5 million in the fourth quarter compared to $349.5 million in the prior year’s fourth quarter, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation of $0.6 million in the fourth quarter and incentive compensation, professional fees and amortization of inventory adjustments of $0.3 million in the prior year’s fourth quarter, (iii) non-cash imputed interest expense of $0.2 million in the fourth quarter related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International compared to $1.8 million in the prior year’s fourth quarter, (iv) one-time expenses, primarily related to our DKNY business in China, of $3.1 million in the fourth quarter, (v) the gain recorded from the reduction of the earnout liability related to our Sonia Rykiel acquisition of ($1.0) million in the fourth quarter, (vi) the adjustment to the investment gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities of $3.9 million in the prior year’s fourth quarter and (vii) bonus accrual expense reversed due to the goodwill impairment recognized of $(17.9) million in the prior year’s fourth quarter only. The aggregate effect of these exclusions was equal to $0.15 per diluted share this year’s fourth quarter and $5.95 per diluted share in the same period last year.

Fiscal 2024

Net sales for the fiscal year ended January 31, 2024 decreased 4.0% to $3.10 billion from $3.23 billion in the prior year. The Company reported net income for the fiscal year of $176.2 million, or $3.75 per diluted share, compared to a net loss of $(133.1) million, or $(2.79) per share, in the prior year. The prior year’s results include a $291.5 million non-cash goodwill impairment charge, net of tax, or $6.12 per share.

Non-GAAP net income per diluted share was $4.04 for the year compared to $2.85 in the prior year. Non-GAAP net income per diluted share excludes (i) asset impairments of $6.8 million this year compared to $349.7 million in the prior year, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation of $6.1 million this year and incentive compensation, professional fees, amortization of inventory adjustments and foreign currency losses of $13.9 million in the prior year, (iii) non-cash imputed interest expense of $3.8 million this year related to the Seller Note compared to $6.9 million in the prior year, (iv) one-time expenses, primarily related to our DKNY business in China, of $3.1 million in the current year, (v) the gain recorded from the reduction of the earnout liability related to our Sonia Rykiel acquisition of $(1.0) million in the current year, (vi) the investment gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities of $27.1 million in the prior year and (vii) bonus accrual expense reversed due to the goodwill impairment recognized of $(17.9) million in the prior year only. The aggregate effect of these exclusions was $0.29 per diluted share this year and $5.64 per diluted share in the prior year.

Outlook

The Company today issued its outlook for the fiscal year ending January 31, 2025. This outlook  anticipates approximately $60.0 million in incremental expenses, primarily associated with the launches of Donna Karan, Nautica and Halston. Approximately 65% of these expenses are related to marketing initiatives to support the Donna Karan and DKNY brands. The remaining costs are principally related to technology and talent to expand operational capabilities.

Fiscal 2025

For fiscal 2025, the Company expects net sales of approximately $3.20 billion and net income between $167.0 million and $172.0 million, or between $3.50 and $3.60 per diluted share. This compares to net sales of $3.10 billion and net income of $176.2 million, or $3.75 per diluted share, for fiscal 2024.

Non-GAAP net income for fiscal 2025 is expected to be between $167.0 million and $172.0 million, or between $3.50 and $3.60 per diluted share. This compares to non-GAAP net income of $189.8 million, or $4.04 per diluted share, for fiscal 2024.

Full-year adjusted EBITDA for fiscal 2025 is expected to be between $290.0 million and $295.0 million compared to adjusted EBITDA of $324.1 million in fiscal 2024.

First Quarter Fiscal 2025

For the first quarter of fiscal 2025, the Company expects net sales of approximately $615.0 million compared to $606.6 million in the same period last year. Net loss is expected to be in the range of $(5.0) million and break-even, or $(0.10) and $0.00 per share. This compares to net income of $3.2 million, or $0.07 per diluted share, in last year’s first quarter.

Non-GAAP net income for the first quarter of fiscal 2025 is expected to be between $(5.0) million and break-even, or between $(0.10) and $0.00 per share. This compares to non-GAAP net income of $6.0 million, or $0.13 per diluted share, for the first quarter of fiscal 2024.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) to non-GAAP net income (loss), GAAP net income (loss) per diluted share to non-GAAP net income per diluted share and GAAP net income (loss) to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd., a global leader in fashion with expertise in design, sourcing and marketing, owns and licenses a portfolio of over 30 preeminent brands. The Company is differentiated across unique brand propositions, product categories and consumer touch points. G-III owns ten iconic brands including,

DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin, and licenses over 20 brands, including Calvin Klein, Tommy Hilfiger, Nautica, Halston and National Sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(Unaudited)		(Unaudited)

Net sales	$764,782	$854,428	$3,098,242	$3,226,728
Cost of goods sold	482,801	572,883	1,856,395	2,125,591
Gross profit	281,981	281,545	1,241,847	1,101,137

Selling, general and administrative expenses	220,747	216,800	924,223	833,151
Depreciation and amortization	8,393	7,741	27,523	27,762
Asset impairments	6,536	349,474	6,758	349,686
Operating profit (loss)	46,305	(292,470)	283,343	(109,462)

Other income (loss)	(1,185)	3,071	(3,149)	27,894
Interest and financing charges, net	(6,929)	(15,797)	(39,595)	(56,602)
Income (loss) before income taxes	38,191	(305,196)	240,599	(138,170)

Income tax expense (benefit)	10,208	(43,277)	65,859	(3,788)
Net income (loss)	$27,983	$(261,919)	$174,740	$(134,382)
Less: Loss attributable to noncontrolling interests	(871)	(802)	(1,428)	(1,321)
Net income (loss) attributable to G-III Apparel Group, Ltd.	$28,854	$(261,117)	$176,168	$(133,061)

Net income (loss) attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.63	$(5.54)	$3.84	$(2.79)
Diluted	$0.61	$(5.54)	$3.75	$(2.79)

Weighted average shares outstanding:
Basic	45,727	47,120	45,859	47,653
Diluted	47,021	47,120	47,000	47,653

Selected Balance Sheet Data (in thousands):	At January 31,
	2024	2023
	(Unaudited)

Cash and cash equivalents	$507,829	$191,652
Working capital	1,166,690	1,073,431
Inventories	520,426	709,345
Total assets	2,681,164	2,712,405
Long-term debt	417,833	619,358
Operating lease liabilities	234,834	257,891
Total stockholders' equity	1,550,260	1,385,448

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$28,854	$(261,117)	$176,168	$(133,061)

Excluded from non-GAAP:
Asset impairments	6,536	349,474	6,758	349,686
Expenses related to Karl Lagerfeld acquisition	598	254	6,115	13,895
Non-cash imputed interest	213	1,787	3,798	6,947
One-time expenses primarily related to our DKNY business in China	3,138	—	3,138	—
Change in fair value of earnout liability	(1,041)	—	(1,041)	—
Karl Lagerfeld investment gain	—	3,854	—	(27,071)
Bonus accrual expense reversed due to goodwill impairment charge	—	(17,900)	—	(17,900)
Income tax impact of non-GAAP adjustments	(2,524)	(56,554)	(5,137)	(53,737)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$35,774	$19,798	$189,799	$138,759

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) in both fiscal 2023 and 2024, asset impairments, including the fiscal 2023 goodwill impairment of $347.2 million, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in both fiscal 2023 and 2024, non-cash imputed interest expense, (iv) in fiscal 2024, one-time expenses, primarily related to our DKNY business in China, (v) in fiscal 2024, the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022, (vi) in fiscal 2023, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities and (vii) in fiscal 2023, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. For fiscal 2024, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. For fiscal 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$0.61	$(5.54)	$3.75	$(2.79)
Adjustment from GAAP diluted shares to Non-GAAP diluted shares (1)	—	0.12	—	0.06

Excluded from non-GAAP:
Asset impairments	0.14	7.26	0.14	7.18
Expenses related to Karl Lagerfeld acquisition	0.01	0.01	0.13	0.29
Non-cash imputed interest	—	0.04	0.08	0.14
One-time expenses primarily related to our DKNY business in China	0.07	—	0.07	—
Change in fair value of earnout liability	(0.02)	—	(0.02)	—
Karl Lagerfeld investment gain	—	0.08	—	(0.56)
Bonus accrual expense reversed due to goodwill impairment charge	—	(0.37)	—	(0.37)
Income tax impact of non-GAAP adjustments	(0.05)	(1.19)	(0.11)	(1.10)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.76	$0.41	$4.04	$2.85

Non-GAAP diluted shares (1)	47,021	48,155	47,000	48,694

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for the fourth quarter and fiscal 2023, diluted shares are the same as basic shares for GAAP. When applying non-GAAP exclusions, our results move from a net loss to a net income position.

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) in both fiscal 2023 and 2024, asset impairments, including the fiscal 2023 goodwill impairment of $347.2 million, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in both fiscal 2023 and 2024, non-cash imputed interest expense, (iv) in fiscal 2024, one-time expenses, primarily related to our DKNY business in China, (v) in fiscal 2024, the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022, (vi) in fiscal 2023, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities and (vii) in fiscal 2023, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. For fiscal 2024, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. For fiscal 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted
	Year Ended	Actual Year Ended	Actual Year Ended
	January 31, 2025	January 31, 2024	January 31, 2023

	(Unaudited)
Net income (loss) attributable to G-III Apparel Group, Ltd.	$167,000 - 172,000	$176,168	$(133,061)

Asset impairments	—	6,758	349,686
Expenses related to Karl Lagerfeld acquisition	—	6,115	13,895
One-time expenses primarily related to our DKNY business in China	—	3,138	—
Change in fair value of earnout liability	—	(1,041)	—
Karl Lagerfeld investment gain	—	—	(27,071)
Bonus accrual expense reversed due to goodwill impairment charge	—	—	(17,900)
Depreciation and amortization	32,330	27,523	27,762
Interest and financing charges, net	22,984	39,595	56,602
Income tax expense	67,686	65,859	(3,788)

Adjusted EBITDA, as defined	$290,000 - 295,000	$324,115	$266,125

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) in both fiscal 2023 and 2024, asset impairments, including the fiscal 2023 goodwill impairment of $347.2 million, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in fiscal 2024, one-time expenses, primarily related to our DKNY business in China, (iv) in fiscal 2024, the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022, (v) in fiscal 2023, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities  and (vi) in fiscal 2023, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income (loss), as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS)

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	April 30, 2024	April 30, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$(5,000) - 0	$3,236	$167,000 - 172,000	$176,168

Excluded from non-GAAP:
Asset impairments	—	—	—	6,758
Expenses related to Karl Lagerfeld acquisition	—	1,821	—	6,115
Non-cash imputed interest	—	1,817	—	3,798
One-time expenses primarily related to our DKNY business in China	—	—	—	3,138
Change in fair value of earnout liability	—	—	—	(1,041)
Income tax impact of non-GAAP adjustments	—	(841)	—	(5,137)

Non-GAAP net income (loss) attributable to G-III Apparel Group, Ltd., as defined	$(5,000) - 0	$6,033	$167,000 - 172,000	$189,799

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) asset impairments, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, (iii) non-cash imputed interest expense, (iv) one-time expenses, primarily related to our DKNY business in China and (v) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	April 30, 2024	April 30, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(0.10) - 0.00	$0.07	$3.50 - 3.60	$3.75

Excluded from non-GAAP:
Asset impairments	—	—	—	0.14
Expenses related to Karl Lagerfeld acquisition	—	0.04	—	0.13
Non-cash imputed interest	—	0.04	—	0.08
One-time expenses primarily related to our DKNY business in China	—	—	—	0.07
Change in fair value of earnout liability	—	—	—	(0.02)
Income tax impact of non-GAAP adjustments	—	(0.02)	—	(0.11)

Non-GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share, as defined	$(0.10) - 0.00	$0.13	$3.50 - 3.60	$4.04

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) asset impairments, (ii) expenses related to the Karl Lagerfeld transaction that include incentive compensation, (iii) non-cash imputed interest expense, (iv) one-time expenses, primarily related to our DKNY business in China and (v) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com